FOR IMMEDIATE RELEASE

Contact:	Emily Claffey/Benjamin Spicehandler /Columbia Clancy
Sard Verbinnen & Co
212-687-8080
Conrad Harrington
Sard Verbinnen & Co - Europe
+44 (0)20 3178 8914
J. Bryant Kirkland III, Vector Group Ltd.
305-579-8000
VECTOR GROUP REPORTS FOURTH QUARTER AND FULL YEAR 2018 FINANCIAL RESULTS

MIAMI, FL, February 28, 2019 - Vector Group Ltd. (NYSE:VGR) today announced financial results for the three months and year ended December 31, 2018.

GAAP Financial Results

Fourth quarter 2018 revenues were $445.9 million, compared to revenues of $435.7 million in the fourth quarter of 2017. The Company recorded operating income of $48.1 million in the fourth quarter of 2018, compared to operating income of $48.2 million in the fourth quarter of 2017. Net income attributed to Vector Group Ltd. for the fourth quarter of 2018 was $21.1 million, or $0.14 per diluted common share, compared to net income of $42.7 million, or $0.26 per diluted common share, in the fourth quarter of 2017.

For the year ended December 31, 2018 revenues were $1.87 billion, compared to revenues of $1.81 billion for the year ended December 31, 2017. The Company recorded operating income of $224.0 million for the year ended December 31, 2018, compared to operating income of $235.6 million for the year ended December 31, 2017. Net income attributed to Vector Group Ltd. for the year ended December 31, 2018 was $58.1 million, or $0.37 per diluted common share, compared to a net income of $84.6 million, or $0.56 per diluted common share, for the year ended December 31, 2017.

Adoption of accounting standards. Effective January 1, 2018, the Company has adopted several new accounting standards that impact financial reporting for the three months and year ended December 31, 2018.  The new standards were Accounting Standards Updates (“ASU”) 2014-09 (Topic 606), and 2016-08, which relate to revenue recognition; ASU 2016-01 and ASU 2018-03, which relate to the Company’s investments in equity securities; and 2017-07, which relates to accounting for the Company’s defined benefit pension plans.  The adoption of ASU 2017-07 was retrospective and certain categories in the Company’s Statement of Operations were revised, including operating, selling, administrative and general expenses, operating income and other income; therefore these financial metrics, as well as non-GAAP financial measures, Adjusted EBITDA, Adjusted Operating Income, and Adjusted Operating Income for the Tobacco Segment, for the three months and year ended December 31, 2017 contained in this press release do not agree with the Company’s previously issued earnings press release (March 1, 2018).  The impact of the adoption of ASU 2017-07 on selling, general, and administrative expense, operating income, other income and Adjusted EBITDA, Adjusted Operating Income and Tobacco Adjusted Operating Income was reported in the Company’s Forms 8-K dated June 14, 2018 and September 28, 2018. In addition, ASU 2014-09 (Topic 606), ASU 2016-08, ASU 2016-01 and ASU 2018-03 were applied using the modified retrospective method and resulted in a cumulative adjustment to beginning stockholder’s deficiency at January 1,

2018.  The Company’s Statement of Operations for the periods ending prior to January 1, 2018, including the three months ended March 31, 2017, June 30, 2017, September 30, 2017 and December 31, 2017 have not been adjusted to reflect the adoption of these standards, which results in limited comparability between 2018 and 2017 operating results.

Segment changes. As a result of a significant reduction in the Company’s E-Cigarette business, results from the E-Cigarette segment are now included in the Corporate and Other segment and 2017 information has been recast to conform to the 2018 presentation.

Non-GAAP Financial Measures

Non-GAAP financial measures also include adjustments for purchase accounting associated with the Company’s 2013 acquisition of an additional 20.59% interest in Douglas Elliman Realty, LLC, litigation settlements and judgments, settlements of long-standing disputes related to the Master Settlement Agreement in the Tobacco segment, restructuring and pension settlement expense in the Tobacco segment, net interest expense capitalized to real estate ventures, stock-based compensation expense (for purposes of Adjusted EBITDA only) and non-cash interest expense associated with the Company’s convertible debt. Reconciliations of non-GAAP financial results to the comparable GAAP financial results for the fourth quarter and full year ended December 31, 2018 and 2017 are included in Tables 2 through 7.
Three months ended December 31, 2018 compared to the three months ended December 31, 2017
Fourth quarter of 2018 Adjusted EBITDA attributed to Vector Group (as described in Table 2 attached hereto) were $54.1 million, compared to $55.4 million for the fourth quarter of 2017.
Adjusted Net Income (as described in Table 3 attached hereto) was $32.3 million, or $0.22 per diluted share, for the fourth quarter of 2018, and $13.0 million or $0.07 per diluted share for the fourth quarter of 2017.
Adjusted Operating Income (as described in Table 4 attached hereto) was $48.5 million for the fourth quarter of 2018, compared to $49.2 million for the fourth quarter of 2017.

Year ended December 31, 2018 compared to the year ended December 31, 2017
Adjusted EBITDA attributed to Vector Group Ltd. (as described in Table 2 attached hereto) were $242.0 million for the year ended December 31, 2018 compared to $259.3 million for the year ended December 31, 2017.
Adjusted Net Income (as described in Table 3 attached hereto) was $87.6 million, or $0.58 per diluted share, for the year ended December 31, 2018, and $86.2 million, or $0.58 per diluted share for the year ended December 31, 2017.
Adjusted Operating Income (as described in Table 4 attached hereto) was $217.4 million for the year ended December 31, 2018 compared to $238.4 million for the year ended December 31, 2017.

Tobacco Segment Financial Results
For the fourth quarter of 2018, the Tobacco segment had revenues of $267.1 million, compared to $257.1 million for the fourth quarter of 2017. The increase in revenues was primarily due to a 1.4% increase in unit sales volume.
For the year ended December 31, 2018, the Tobacco segment had revenues of $1.11 billion, compared to $1.08 billion for the year ended December 31, 2017. The increase in revenues was primarily due to a 1.9% increase in unit sales volume.
Operating Income from the Tobacco segment was $57.3 million and $246.5 million for the three months and year ended December 31, 2018, respectively, compared to $54.9 million and $240.4 million for the three months and year ended December 31, 2017, respectively.
Non-GAAP Financial Measures
Tobacco Adjusted Operating Income (as described in Table 5 attached hereto) for the fourth quarter of 2018 and 2017 was $57.5 million and $55.7 million, respectively. Tobacco Adjusted Operating Income for the year ended December 31, 2018 and 2017 was $240.9 million and $244.3 million, respectively.
For the fourth quarter of 2018, the Tobacco segment had conventional cigarette (wholesale) shipments of approximately 2.20 billion units, compared to 2.17 billion units for the fourth quarter of 2017. For the year ended December 31, 2018, the Tobacco segment had conventional cigarette (wholesale) shipments of approximately 9.33 billion units compared to 9.15 billion units for the year ended December 31, 2017.
Liggett’s retail market share increased to 4.1% for the fourth quarter of 2018 and 4.1% for the year ended December 31, 2018,

compared to 4.0% for the fourth quarter of 2017 and 3.9% for the year ended December 31, 2017. Compared to the fourth quarter of 2017, Liggett’s retail shipments declined by 1.7% while the overall industry’s retail shipments declined by 5.0%. Compared to the year ended December 31, 2017, Liggett’s retail shipments increased by 1.1% while the overall industry’s retail shipments declined by 4.8%, according to data from Management Science Associates, Inc.
Real Estate Segment Financial Results
For the fourth quarter of 2018, the Real Estate segment had revenues of $178.8 million, compared to $178.9 million for the fourth quarter of 2017. For the year ended December 31, 2018, the Real Estate segment had revenues of $759.2 million, compared to $727.4 million for the year ended December 31, 2017. For the fourth quarter of 2018, the Real Estate segment reported net income of $15.7 million, compared to a net income of $12.9 million for the fourth quarter of 2017. For the year ended December 31, 2018, the Real Estate segment reported a net income of $14.8 million, compared to net income of $37.6 million for the year ended December 31, 2017.
Douglas Elliman’s results are included in Vector Group Ltd.’s Real Estate segment. For the fourth quarter of 2018, Douglas Elliman had revenues of $177.6 million, compared to $177.7 million for the fourth quarter of 2017.  For the year ended December 31, 2018, Douglas Elliman had revenues of $754.1 million, compared to $722.3 million for the year ended December 31, 2017. For the fourth quarter of 2018, Douglas Elliman reported a net loss of $2.6 million, compared to net income of $0.9 million for the fourth quarter of 2017. For the year ended December 31, 2018, Douglas Elliman reported net income of $5.2 million, compared to net income of $21.4 million for the year ended December 31, 2017.
Non-GAAP Financial Measures
For the fourth quarter of 2018, Real Estate Adjusted EBITDA attributed to the Company (as described in Table 6 attached hereto) were negative $1.7 million, compared to $1.9 million for the fourth quarter of 2017.
For the year ended December 31, 2018, Real Estate Adjusted EBITDA attributed to the Company were $7.0 million, compared to $20.3 million for the year ended December 31, 2017.
Douglas Elliman’s results are included in Vector Group Ltd.’s Real Estate segment. For the fourth quarter of 2018, Douglas Elliman’s Adjusted EBITDA (as described in Table 7 attached hereto) were negative $0.5 million (negative $0.4 million attributed to the Company), compared to $2.4 million ($1.7 million attributed to the Company) for the fourth quarter of 2017.
For the year ended December 31, 2018, Douglas Elliman’s Adjusted EBITDA were $11.3 million ($8.0 million attributed to the Company), compared to $26.1 million ($18.4 million attributed to the Company) for the year ended December 31, 2017.
For the three months and year ended December 31, 2018, Douglas Elliman achieved closed sales of approximately $6.7 billion and $28.1 billion, respectively, compared to $6.3 billion and $26.1 billion for the three months and year ended December 31, 2017, respectively.

Non-GAAP Financial Measures
Adjusted EBITDA, Adjusted Net Income, Adjusted Operating Income, Tobacco Adjusted Operating Income, Tobacco Adjusted EBITDA, New Valley LLC Adjusted EBITDA and Douglas Elliman Realty, LLC Adjusted EBITDA (“the Non-GAAP Financial Measures”) are financial measures not prepared in accordance with generally accepted accounting principles (“GAAP”). The Company believes that the Non-GAAP Financial Measures are important measures that supplement discussions and analysis of its results of operations and enhances an understanding of its operating performance. The Company believes the Non-GAAP Financial Measures provide investors and analysts with a useful measure of operating results unaffected by differences in capital structures and ages of related assets among otherwise comparable companies. On December 31, 2018, New Valley LLC, the real estate subsidiary of Vector Group Ltd, acquired the 29.41% interest in Douglas Elliman Realty, LLC it did not previously own.  For comparability purposes, beginning in the first quarter of 2019, Vector Group Ltd. intends to adjust its presentation of Non-GAAP Financial Measures prior to December 31, 2018 to ensure comparability between periods notwithstanding this purchase.

Management uses the Non-GAAP Financial Measures as measures to review and assess operating performance of the Company’s business, and management and investors should review both the overall performance (GAAP net income) and the operating performance (the Non-GAAP Financial Measures) of the Company’s business. While management considers the Non-GAAP Financial Measures to be important, they should be considered in addition to, but not as substitutes for or superior to, other measures of financial performance prepared in accordance with GAAP, such as operating income, net income and cash flows from operations. In addition, the Non-GAAP Financial Measures are susceptible to varying calculations and the Company’s measurement of the Non-GAAP Financial Measures may not be comparable to those of other companies. Attached hereto as Tables 2 through 7 is information relating to the Company’s Non-GAAP Financial Measures for the fourth quarter and full year ended December 31, 2018 and 2017.

Conference Call to Discuss Fourth Quarter and Full-Year 2018 Results

As previously announced, the Company will host a conference call and webcast on Thursday, February 28, 2019 at 8:30 AM (ET) to discuss fourth quarter 2018 results. Investors can access the call by dialing 800-859-8150 and entering 66718512 as the conference ID number. The call will also be available via live webcast at https://www.investornetwork.com/event/presentation/42197. Webcast participants should allot extra time to register before the webcast begins.

A replay of the call will be available shortly after the call ends on February 28, 2019 through March 14, 2019. To access the replay, dial 877-656-8905 and enter 66718512 as the conference ID number. The archived webcast will also be available at https://www.investornetwork.com/event/presentation/42197 for one year.

Vector Group is a holding company for Liggett Group LLC, Vector Tobacco Inc., New Valley LLC, and Douglas Elliman Realty, LLC. Additional information concerning the company is available on the Company’s website, www.VectorGroupLtd.com.

[Financial Tables Follow]

TABLE 1
VECTOR GROUP LTD. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in Thousands, Except Per Share Amounts)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2018	2017	2018	2017
	(Unaudited)		(Unaudited)
Revenues:
Tobacco*	$267,136	$257,074	$1,111,094	$1,080,950
Real estate	178,803	178,938	759,168	727,364
Corporate and other	—	(358)	—	(838)
Total revenues	445,939	435,654	1,870,262	1,807,476

Expenses:
Cost of sales:
Tobacco*	189,759	180,307	787,251	750,768
Real estate	115,382	118,806	505,233	477,278
Total cost of sales	305,141	299,113	1,292,484	1,228,046

Operating, selling, administrative and general expenses	92,552	87,537	355,513	337,191
Litigation settlement and judgment expense (income)	160	800	(1,784)	6,591
Operating income	48,086	48,204	224,049	235,648

Other income (expenses):
Interest expense	(58,328)	(37,539)	(203,780)	(173,685)
Loss on extinguishment of debt	(4,066)	—	(4,066)	(34,110)
Change in fair value of derivatives embedded within convertible debt	13,700	9,777	44,989	35,919
Equity in earnings (losses) from real estate ventures	22,824	(4,962)	14,446	21,395
Equity in (losses) earnings from investments	(6,047)	2,058	3,158	(765)
Net losses recognized on investment securities	(8,276)	(400)	(9,570)	(660)
Other, net	4,584	1,714	10,333	5,426
Income before provision for income taxes	12,477	18,852	79,559	89,168
Income tax (benefit) expense	(7,842)	(24,099)	21,552	(1,582)

Net income	20,319	42,951	58,007	90,750

Net loss (income) attributed to non-controlling interest	755	(227)	98	(6,178)

Net income attributed to Vector Group Ltd.	$21,074	$42,724	$58,105	$84,572

Per basic common share:

Net income applicable to common share attributed to Vector Group Ltd.	$0.14	$0.30	$0.37	$0.56

Per diluted common share:

Net income applicable to common share attributed to Vector Group Ltd.	$0.14	$0.26	$0.37	$0.56

* Revenues and cost of sales include federal excise taxes of $110,637, $109,086, $469,836 and $460,561, respectively.

TABLE 2
VECTOR GROUP LTD. AND SUBSIDIARIES
RECONCILIATION OF ADJUSTED EBITDA
(Unaudited)
(Dollars in Thousands)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2018	2017	2018	2017

Net income attributed to Vector Group Ltd.	$21,074	$42,724	$58,105	$84,572
Interest expense	58,328	37,539	203,780	173,685
Income tax (benefit) expense	(7,842)	(24,099)	21,552	(1,582)
Net (loss) income attributed to non-controlling interest	(755)	227	(98)	6,178
Depreciation and amortization	4,764	4,586	18,807	18,614
EBITDA	$75,569	$60,977	$302,146	$281,467
Change in fair value of derivatives embedded within convertible debt (a)	(13,700)	(9,777)	(44,989)	(35,919)
Equity in losses (earnings) from investments (b)	6,047	(2,058)	(3,158)	765
Net losses recognized on investment securities	9,264	400	9,570	660
Equity in (earnings) losses from real estate ventures (c)	(22,824)	4,962	(14,446)	(21,395)
Loss on extinguishment of debt	4,066	—	4,066	34,110
Stock-based compensation expense (d)	2,527	2,431	9,951	10,887
Litigation settlement and judgment expense (income) (e)	160	800	(1,784)	6,591
Impact of MSA settlement (f)	—	—	(6,298)	(2,721)
Purchase accounting adjustments (g)	63	(14)	608	(2,102)
Other, net	(5,572)	(1,714)	(10,333)	(5,426)
Adjusted EBITDA	$55,600	$56,007	$245,333	$266,917
Adjusted EBITDA attributed to non-controlling interest	(1,471)	(653)	(3,319)	(7,576)
Adjusted EBITDA attributed to Vector Group Ltd.	$54,129	$55,354	$242,014	$259,341

Adjusted EBITDA by Segment
Tobacco	$59,563	$57,719	$249,209	$253,181
Real Estate (h)	(249)	2,531	11,154	27,848
Corporate and Other	(3,714)	(4,243)	(15,030)	(14,112)
Total	$55,600	$56,007	$245,333	$266,917

Adjusted EBITDA Attributed to Vector Group Ltd. by Segment
Tobacco	$59,563	$57,719	$249,209	$253,181
Real Estate (i)	(1,720)	1,878	7,835	20,272
Corporate and Other	(3,714)	(4,243)	(15,030)	(14,112)
Total	$54,129	$55,354	$242,014	$259,341

a.	Represents income recognized from changes in the fair value of the derivatives embedded in the Company’s convertible debt.

b.	Represents equity in losses (earnings) recognized from investments that the Company accounts for under the equity method.

c.	Represents equity in (earnings) losses recognized from the Company’s investment in certain real estate businesses that are not consolidated in its financial results.

d.	Represents amortization of stock-based compensation.

e.	Represents accruals for settlements of judgment expenses in the Engle progeny tobacco litigation and proceeds received from a litigation award at Douglas Elliman Realty, LLC.

f.	Represents the Company’s tobacco segment’s settlement of a long-standing dispute related to the Master Settlement Agreement.

g.	Represents purchase accounting adjustments recorded in the periods presented in connection with the increase of the Company’s ownership of Douglas Elliman Realty, LLC, which occurred in 2013.

h.
Includes Adjusted EBITDA for Douglas Elliman Realty, LLC of $540, $2,357, $11,284 and $26,110 for the fourth quarter and full year ended December 31, 2018 and 2017, respectively. Amounts reported in this footnote reflect 100% of Douglas Elliman Realty, LLC’s entire Adjusted EBITDA.

i.
Includes Adjusted EBITDA for Douglas Elliman Realty, LLC less non-controlling interest of $381, $1,664, $7,965 and $18,431 for the fourth quarter and full year ended December 31, 2018 and 2017, respectively. Amounts reported in this footnote have adjusted Douglas Elliman Realty, LLC’s Adjusted EBITDA for non-controlling interest.

TABLE 3
VECTOR GROUP LTD. AND SUBSIDIARIES
RECONCILIATION OF ADJUSTED NET INCOME
(Unaudited)
(Dollars in Thousands, Except Per Share Amounts)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2018	2017	2018	2017

Net income attributed to Vector Group Ltd.	$21,074	$42,724	$58,105	$84,572

Change in fair value of derivatives embedded within convertible debt	(13,700)	(9,777)	(44,989)	(35,919)
Non-cash amortization of debt discount on convertible debt	25,173	16,330	86,623	56,787
Loss on extinguishment of debt	4,066	—	4,066	34,110
Litigation settlement and judgment expense (income) (a)	160	800	(1,058)	6,591
Impact of MSA settlement (b)	—	—	(6,298)	(2,721)
Impact of net interest expense capitalized to real estate ventures	(472)	(9,044)	1,303	(6,385)
Douglas Elliman Realty, LLC purchase accounting adjustments (c)	187	136	992	(800)
Total adjustments	15,414	(1,555)	40,639	51,663

Tax (expense) benefit related to adjustments	(4,233)	637	(11,160)	(21,156)
Impact of income tax adjustments (d)	—	(28,845)	—	(28,845)

Adjusted Net Income attributed to Vector Group Ltd.	$32,255	$12,961	$87,584	$86,234

Per diluted common share:

Adjusted Net Income applicable to common shares attributed to Vector Group Ltd.	$0.22	$0.07	$0.58	$0.58

a.
Represents accruals for settlements of judgment expenses in the Engle progeny tobacco litigation and proceeds received from a litigation award at Douglas Elliman Realty, LLC, net of non-controlling interest.

b.	Represents the Company’s tobacco segment’s settlement of a long-standing dispute related to the Master Settlement Agreement.

c.
Represents 70.59% of purchase accounting adjustments in the periods presented for assets acquired in connection with the increase of the Company’s ownership of Douglas Elliman Realty, LLC, which occurred in 2013.

d.	Represents one-time benefit from change in tax rates to net deferred tax liabilities at December 31, 2017 as a result of Tax Cuts and Jobs Act of 2017.

TABLE 4
VECTOR GROUP LTD. AND SUBSIDIARIES
RECONCILIATION OF ADJUSTED OPERATING INCOME
(Unaudited)
(Dollars in Thousands)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2018	2017	2018	2017

Operating income	$48,086	$48,204	$224,049	$235,648

Litigation settlement and judgment expense (income) (a)	160	800	(1,784)	6,591
Impact of MSA settlement (b)	—	—	(6,298)	(2,721)
Douglas Elliman Realty, LLC purchase accounting adjustments (c)	265	193	1,406	(1,133)
Total adjustments	425	993	(6,676)	2,737

Adjusted Operating Income (d)	$48,511	$49,197	$217,373	$238,385

a.	Represents accruals for settlements of judgment expenses in the Engle progeny tobacco litigation and proceeds received from a litigation award at Douglas Elliman Realty, LLC.

b.	Represents the Company’s tobacco segment’s settlement of a long-standing dispute related to the Master Settlement Agreement.

c.	Amounts represent purchase accounting adjustments recorded in the periods presented in connection with the increase of the Company’s ownership of Douglas Elliman Realty, LLC, which occurred in 2013.

d.	Does not include a reduction for 29.41% non-controlling interest in Douglas Elliman Realty, LLC.

TABLE 5
VECTOR GROUP LTD. AND SUBSIDIARIES
RECONCILIATION OF TOBACCO ADJUSTED OPERATING INCOME
AND TOBACCO ADJUSTED EBITDA
(Unaudited)
(Dollars in Thousands)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2018	2017	2018	2017

Tobacco Adjusted Operating Income:
Operating income from tobacco segment	$57,342	$54,874	$246,527	$240,400

Litigation settlement and judgment expense (a)	160	800	685	6,591
Impact of MSA settlement (b)	—	—	(6,298)	(2,721)
Total adjustments	160	800	(5,613)	3,870

Tobacco Adjusted Operating Income	$57,502	$55,674	$240,914	$244,270

	Three Months Ended		Year Ended
	December 31,		December 31,
	2018	2017	2018	2017

Tobacco Adjusted EBITDA:
Operating income from tobacco segment	$57,342	$54,874	$246,527	$240,400

Litigation settlement and judgment expense (a)	160	800	685	6,591
Impact of MSA settlement (b)	—	—	(6,298)	(2,721)
Total adjustments	160	800	(5,613)	3,870

Tobacco Adjusted Operating Income	57,502	55,674	240,914	244,270

Depreciation and amortization	2,039	2,023	8,210	8,826
Stock-based compensation expense	22	22	85	85
Total adjustments	2,061	2,045	8,295	8,911

Tobacco Adjusted EBITDA	$59,563	$57,719	$249,209	$253,181

a.	Represents accruals for settlements of judgment expenses in the Engle progeny tobacco litigation.

b.	Represents the Company’s tobacco segment’s settlement of a long-standing dispute related to the Master Settlement Agreement.

TABLE 6
VECTOR GROUP LTD. AND SUBSIDIARIES
RECONCILIATION OF REAL ESTATE SEGMENT (NEW VALLEY LLC) ADJUSTED EBITDA
(Unaudited)
(Dollars in Thousands)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2018	2017	2018	2017

Net income attributed to Vector Group Ltd. from subsidiary non-guarantors (a)	$15,694	$12,873	$14,779	$37,610
Interest expense (a)	4	13	67	35
Income tax expense (benefit) (a)	5,775	(17,491)	3,949	210
Net (loss) income attributed to non-controlling interest (a)	(755)	227	(98)	6,178
Depreciation and amortization	2,475	2,301	9,580	8,511
EBITDA	$23,193	$(2,077)	$28,277	$52,544
Loss (income) from non-guarantors other than New Valley LLC	15	(16)	86	103
Equity in (earnings) losses from real estate ventures (b)	(22,824)	4,962	(14,446)	(21,395)
Purchase accounting adjustments (c)	63	(14)	608	(2,102)
Litigation settlement and judgment income (d)	—	—	(2,469)	—
Other, net	(705)	(326)	(1,725)	(1,324)
Adjusted EBITDA	$(258)	$2,529	$10,331	$27,826
Adjusted EBITDA attributed to non-controlling interest	(1,471)	(653)	(3,319)	(7,576)
Adjusted EBITDA attributed to New Valley LLC	$(1,729)	$1,876	$7,012	$20,250

Adjusted EBITDA by Segment
Real Estate (e)	$(249)	$2,531	$11,154	$27,848
Corporate and Other	(9)	(2)	(823)	(22)
Total (g)	$(258)	$2,529	$10,331	$27,826

Adjusted EBITDA Attributed to New Valley LLC by Segment
Real Estate (f)	$(1,720)	$1,878	$7,835	$20,272
Corporate and Other	(9)	(2)	(823)	(22)
Total (g)	$(1,729)	$1,876	$7,012	$20,250

a.
Amounts are derived from Vector Group Ltd.’s Condensed Consolidated Financial Statements. See Note entitled “Condensed Consolidating Financial Information” contained in Vector Group Ltd.’s Form 10-K for the three months and year ended December 31, 2018.

b.	Represents equity in (earnings) losses recognized from the Company’s investment in certain real estate businesses that are not consolidated in its financial results.

c.	Represents purchase accounting adjustments recorded in the periods presented in connection with the increase of the Company’s ownership of Douglas Elliman Realty, LLC, which occurred in 2013.

d.	Represents proceeds received from a litigation award at Douglas Elliman Realty, LLC.

e.
Includes Adjusted EBITDA for Douglas Elliman Realty, LLC of $540, $2,357, $11,284 and $26,110 for the three months and year ended December 31, 2018 and 2017, respectively. Amounts reported in this footnote reflect 100% of Douglas Elliman Realty, LLC’s entire Adjusted EBITDA.

f.
Includes Adjusted EBITDA for Douglas Elliman Realty, LLC less non-controlling interest of $381, $1,664, $7,965 and $18,431 for the three months and year ended December 31, 2018 and 2017, respectively. Amounts reported in this footnote have adjusted Douglas Elliman Realty, LLC’s Adjusted EBITDA for non-controlling interest.

g.
New Valley’s Adjusted EBITDA does not include an allocation of Vector Group Ltd.’s “Corporate and Other” segment expenses (for purposes of computing Adjusted EBITDA contained in Table 2 of this press release) of $3,714, $4,243, $15,030 and $14,112 for the three months and year ended December 31, 2018 and 2017, respectively.

TABLE 7
VECTOR GROUP LTD. AND SUBSIDIARIES
RECONCILIATION OF DOUGLAS ELLIMAN REALTY, LLC ADJUSTED EBITDA
AND DOUGLAS ELLIMAN REALTY, LLC ADJUSTED EBITDA ATTRIBUTED TO REAL ESTATE SEGMENT
(Unaudited)
(Dollars in Thousands)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2018	2017	2018	2017

Net (loss) income attributed to Douglas Elliman Realty, LLC	$(2,576)	$907	$5,197	$21,358
Interest expense	2	8	53	13
Income tax (benefit) expense	(1)	(695)	400	(47)
Depreciation and amortization	2,374	2,201	9,171	8,108
Douglas Elliman Realty, LLC EBITDA	$(201)	$2,421	$14,821	$29,432
Equity in earnings from real estate ventures (a)	(92)	(22)	(1,243)	(1,138)
Purchase accounting adjustments (b)	63	(14)	608	(2,102)
Litigation settlement and judgment income (c)	—	—	(2,469)	—
Other, net	(310)	(28)	(433)	(82)
Douglas Elliman Realty, LLC Adjusted EBITDA	$(540)	$2,357	$11,284	$26,110
Douglas Elliman Realty, LLC Adjusted EBITDA attributed to non-controlling interest	158	(693)	(3,319)	(7,679)
Douglas Elliman Realty, LLC Adjusted EBITDA attributed to Real Estate Segment	$(382)	$1,664	$7,965	$18,431

a.	Represents equity in earnings recognized from the Company’s investment in certain real estate businesses that are not consolidated in its financial results.

b.	Represents purchase accounting adjustments recorded in the periods presented in connection with the increase of the Company’s ownership of Douglas Elliman Realty, LLC, which occurred in 2013.

c.	Represents proceeds received from a litigation award at Douglas Elliman Realty, LLC.